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                                                                  EXHIBIT 9(iii)

                          SUB-ADMINISTRATION AGREEMENT

         AGREEMENT made this 1st day of December, 1995, between BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS Fund Services (the "Administrator"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219 and FIFTH THIRD BANK (the "Sub-Administrator"), an Ohio corporation having its main office at 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

         WHEREAS, the Administrator has entered into a Management and Administration Agreement, dated December 1, 1995 (the "Management and Administration Agreement"), with Fountain Square Funds (the "Trust"), a Massachusetts business trust having its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 concerning the provision of management and administrative services for the investment portfolios of the Trust identified on Schedule A hereto, as such Schedule shall be amended from time to time (individually referred to herein as a "Fund" and collectively as the "Funds"); and

         WHEREAS, the Administrator desires to retain the Sub-Administrator to assist it in performing administrative services with respect to each Fund and the Sub-Administrator is willing to perform such services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. SERVICES AS SUB-ADMINISTRATOR. The Sub-Administrator will assist the Administrator in providing administrative services with respect to each Fund as may be reasonably requested by the Administrator from time to time. Such services may include, but are in no way limited to, such clerical, bookkeeping, accounting, stenographic, and administrative services which enable the Administrator to more efficiently perform its obligations under the Management and Administration Agreement. Specific assignments may include:

                  (i) With regard to the Trust, and at the direction of the Administrator to:

                           (a) assist in the preparation of Trustees' compliance reports;

                           (b) assist in the resolution of other technical issues of a non-compliance nature; and

                           (c)      serve as on-site liaison.

                  (ii) Gathering of information deemed necessary by the administrator to support (a) required state regulatory filings (including filings required to be made with California tax, blue sky and bank agencies) and (b) required federal regulatory filings;


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                  (iii)    Preparation of statistical and research data;

                  (iv) Assistance in the preparation of the Trust's Annual and Semi-Annual Reports to Shareholders.

         The Sub-Administrator will keep and maintain all books and records relating to its services in accordance with Rule 31a-1 under the Investment Company Act of 1940 (the "1940 Act").

         2. COMPENSATION; REIMBURSEMENT OF EXPENSES. The Administrator will pay the Sub-Administrator for the services provided under this Agreement a fee determined by mutual agreement of the parties hereto in writing from time to time. The parties shall set such fee in a manner that approximates the percentage of the duties of the Administrator under the Management and Administration Agreement that are performed by the Sub-Administrator under this Agreement. In addition, the Administrator agrees to reimburse the Sub-Administrator for the Sub-Administrator's reasonable out-of-pocket expenses in providing services hereunder.

         3. EFFECTIVE DATE. This Agreement shall become effective with respect to a Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date specified in the amendment to Schedule A to this Agreement relating to such Fund or, if no date is specified, the date on which such amendment is executed) (the "Effective Date").

         4. TERM. This Agreement shall continue in effect with respect to a Fund, for a period of two years from the Effective Date. Thereafter, the Agreement shall continue until either party terminates the Agreement, which shall be effective upon providing at least one hundred eighty (180) days' written notice to the other party. This Agreement is terminable with respect to a particular Fund for "cause," which shall be set forth by the party alleging cause in writing with reasonable notice to the other party. For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein. Notwithstanding the foregoing, the absence of either or both an annual review or ratification of this Agreement by the Board of Trustees shall not, in and of itself, constitute "cause" as used herein.

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         5. STANDARD OF CARE; RELIANCE ON RECORDS AND INSTRUCTIONS;
INDEMNIFICATION. The Sub-Administrator shall use its best efforts to insure the accuracy of all services performed under this Agreement, but shall not be liable to the Administrator or the Trust for any action taken or omitted by the Sub-Administrator in the absence of bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties. The Administrator agrees to indemnify and hold harmless the Sub-Administrator, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, whether groundless or otherwise, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to the Sub-Administrator's actions taken or nonactions with respect to the performance of services under this Agreement with respect to a Fund or based, if applicable, upon reasonable reliance on information, records, instructions or requests with respect to such Fund given or made to the Sub-Administrator by a duly authorized representative of the Administrator; provided that this indemnification shall not apply to actions or omissions of the Sub-Administrator in cases of its own bad faith, willful misfeasance, negligence or from reckless disregard by it of its obligations and duties, and further provided that prior to confessing any claim against it which may be the subject of this indemnification, the Sub-Administrator shall give the Administrator written notice of and reasonable opportunity to defend against said claim in its own name or in the name of the Sub-Administrator.

         6. RECORD RETENTION AND CONFIDENTIALITY. The Sub-Administrator shall keep and maintain on behalf of the Trust all books and records that the Trust and the Sub-Administrator are, or may be, required to keep and maintain in connection with the services to be provided hereunder pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act. The Sub-Administrator further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust, by the Administrator, or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

         7. UNCONTROLLABLE EVENTS. The Sub-Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

         8. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform the services to be provided by the Sub-Administrator under this Agreement are the property of the Sub-Administrator. All records and other data except such computer programs and procedures are the exclusive property of the Trust and all such other records and data will be furnished to the Administrator and/or the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason.

         9. RETURN OF RECORDS. The Sub-Administrator may at its option at any time, and shall promptly upon the demand of the Administrator and/or the Trust, turn over to the

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Administrator files, records and documents created and maintained by the
Sub-Administrator pursuant to this Agreement which are no longer needed by the Sub-Administrator in the performance of its services or for its legal protection. If not so turned over to the Administrator and/or the Trust, such documents and records will be retained by the Sub-Administrator for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Administrator and/or the Trust unless the Trust authorizes in writing the destruction of such records and documents.

         10. REPRESENTATIONS OF THE ADMINISTRATOR. The Administrator certifies to the SubAdministrator that this Agreement has been duly authorized by the Administrator and, when executed and delivered by the Administrator, will constitute a legal, valid and binding obligation of the Administrator, enforceable against the Administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         11. REPRESENTATION OF THE SUB-ADMINISTRATOR. The Sub-Administrator represents and warrants that (a) the various procedures and systems which the Sub-Administrator has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the records and other data of the Trust and the Sub-Administrator's records, data equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by the Sub-Administrator and, when executed and delivered by the SubAdministrator, will constitute a legal, valid and binding obligation of the Sub-Administrator, enforceable against the Sub-administrator in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         12. INSURANCE. The Sub-Administrator shall notify the Administrator should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore. The Sub-Administrator shall notify the Administrator of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Administrator from time to time as may be appropriate of the total outstanding claims made by the Sub-Administrator under its insurance coverage.

         13. NOTICES. Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the Administrator at the following address: 3435 Stelzer Road, Columbus, Ohio 43219, and to the Sub-Administrator at the following address: 38 Fountain Square Plaza, Cincinnati, Ohio 45263, or at such other address as either party may from time to time specify in writing to the other party pursuant to this Section.

         14. HEADINGS. Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

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         15. ASSIGNMENT. This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party and with the specific written consent of the Trust.

         16. GOVERNING LAW. This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        BISYS FUND SERVICES LIMITED
                                        PARTNERSHIP,

                                        By:      BISYS Fund Services, Inc.,
                                        Its:     General Partner

                                        By:      /s/ Stephen G. Mintos
                                           ------------------------------------
                                        Print Name:  Stephen G. Mintos
                                                   ----------------------------
                                        Its:     Executive Vice President
                                            -----------------------------------

                                        FIFTH THIRD BANK,

                                        By:      /s/ Scott N. Degerberg
                                           ------------------------------------
                                        Print Name:  Scott N. Degerberg
                                                   ----------------------------
                                        Its:     Vice President
                                            -----------------------------------


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                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND
                                FIFTH THIRD BANK

              NAME OF FUND
              ------------
Fountain Square Government Cash Reserves Fund

Fountain Square Commercial Paper Fund

Fountain Square U.S. Treasury Obligations Fund

Fountain Square U.S. Government Securities Fund

Fountain Square Quality Bond Fund

Fountain Square Ohio Tax Free Bond Fund

Fountain Square Quality Growth Fund

Fountain Square Mid Cap Fund

Fountain Square Balanced Fund

Fountain Square International Equity Fund

           COMPENSATION
           ------------
Annual Rate of up to two and one-half one-hundredths of one percent (.025%) of all Funds' average daily net assets.

FIFTH THIRD BANK                             BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP

                                             By:  BISYS Fund Services, Inc.
                                             Its: General Partner

By: /s/ Scott N. Degerberg                   By: /s/ Stephen G. Mintos
   ----------------------------                 -------------------------------
Print Name: Scott N. Degerberg               Print Name:   Stephen G. Mintos
           --------------------                         -----------------------
Its: Vice President                          Its: Executive Vice President
    ---------------------------                  ------------------------------